UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2006

	Historical		Pro Forma
	Nice
	Cars, Inc	Manchester, Inc (*)	Adjustments		Combined

Revenues:
Net vehicle sales	$38,803,985	$—			$38,803,985
Interest income	8,151,572	—			8,151,572
Total income	46,955,557	—	—		46,955,557

Cost of sales	22,384,465	—			22,384,465
Gross profit	24,571,092	—	—		24,571,092

Expenses:
Selling, general and administrative	3,937,175	408,450			4,345,625
Provision for credit losses	14,404,206	—			14,404,206
Interest expense	1,544,203	8,673	4,552,274	1	6,105,150
Depreciation and amortization	480,000	1,311	(210,000)	2	271,311
Total expenses	20,365,584	418,434	4,342,274		25,126,292

Net operating income (loss) before taxes	4,205,508	(418,434)	(4,342,274)		(555,200)

Benefit for income taxes	—	—	222,080	3	222,080
Net income (loss)	$4,205,508	$(418,434)	$(4,120,194)		$(333,120)

Loss per share - basic					$(0.02)

Loss per share - diluted					$(0.02)

Shares used in per share calculation - basic					33,138,000

Shares used in per share calculation - diluted					33,138,000

(*) May 31, 2006 per Form 10-Q

Footnotes:
Note 1 - estimated additional interest expense on credit line debt
Note 2 - to eliminate loan amortization expense for the six months ended June 30, 2006
Note 3 - federal and state income tax benefit projected at 40%